Exhibit 10.1

EXECUTION VERSION

CONFIDENTIAL

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DEVELOPMENT AND SUPPLY AGREEMENT

THIS DEVELOPMENT AND SUPPLY AGREEMENT (this “Agreement”) is made as of September 4, 2018 (the “Effective Date”), by and between Noramco, Inc., a Georgia corporation, with offices at 500 Swedes Landing Road, Wilmington, Delaware 19801, USA (“Noramco”), and RespireRx Pharmaceuticals Inc., a Delaware corporation located at 126 Valley Road, Suite C, Glen Rock, NJ 07452 (“Buyer”). Noramco and Buyer may be referred to herein each as a “Party” or together as the “Parties”, as the context may require.

WHEREAS, Noramco is engaged in the business of manufacturing and selling active pharmaceutical ingredients;

WHEREAS, Buyer is engaged in the business of research and development, manufacturing and/or selling finished pharmaceutical products;

WHEREAS, Buyer wishes Noramco to provide, and Noramco wishes to provide, certain active pharmaceutical ingredient(s) and other products and services, during the research and development and commercial preparatory phase of its dronabinol based products;

WHEREAS, Buyer wishes, for commercialization, to purchase certain active pharmaceutical ingredient(s) for its use in the manufacture of the Product (as defined below), and Noramco is willing to provide and supply such active pharmaceutical ingredient(s), on the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual representations, warranties and covenants set forth in this Agreement, the Parties agree as follows:

1.       DEFINITIONS

1.1       For purposes of this Agreement, the following words or expressions have the meanings provided below:

“Action” has the meaning set forth in Section 12.1.

“Affiliate” means with respect to either Party, any individual, partnership, association, corporation, limited liability company, trust or other legal person or entity that is controlled by, controls or is under common control with that Party. As used herein, “control” of a corporation or other business entity means direct or indirect beneficial or legal ownership of fifty percent (50%) or more of the voting interest in, or more than fifty percent (50%) of the equity of, or the right to appoint fifty percent (50%) or more of the board of directors or board of managers of, that corporation or other business entity.

“Agreement” has the meaning set forth in the introductory paragraph.

“API(s)” means the active pharmaceutical ingredient(s) listed on Appendix A.

“Breaching Party” has the meaning set forth in Section 15.2.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Buyer” has the meaning set forth in the introductory paragraph.

“Buyer Indemnitee” has the meaning set forth in Section 12.2.

“cGMP” means current good manufacturing practices within the meaning of the rules and regulations of the FDA, including 21 C.F.R. Parts 210 and 211, as applicable to the manufacturing, packaging, handling, storage and control of API, as amended from time to time during the Term.

“Commercialization” means, with respect to any Product, the point in time when all required regulatory approvals have been obtained, and the Buyer, or a licensee or sub-licensee of Buyer, begins selling the Product for public use, either directly or through wholesale or other retail channels.

“Confidential Information” means all information, data and know-how disclosed by or for a Party to the other Party concerning the business, marketing strategies, pricing, technology or processes of the disclosing Party or any of its Affiliates, customers or vendors, whether written, verbal, electronic, visual (e.g., obtained by observation of facilities) or in any other medium, whether tangible or intangible, and whether disclosed prior to or subsequent to the Effective Date. Confidential Information includes any summaries, analyses, compilations, technical information and other materials prepared by either Party, their respective Affiliates, or any of its or their respective officers, directors, employees or agents that contain or are based in whole or in part on any other Confidential Information. Confidential Information also includes the existence and terms of this Agreement. However, Confidential Information does not include information, data or know-how that the receiving Party can show by competent proof:

(a)       was in the public domain at the time of the disclosure to the receiving Party, or thereafter became part of the public domain without any fault of the receiving Party provided that Confidential Information shall not be deemed to have entered the public domain where it is merely embraced by or contained in more general information that is in the public domain;by

(b)       rightfully was in the receiving Party’s possession prior to the disclosure by or for the disclosing Party (it being understood that Confidential Information shall not be deemed to be in the receiving Party’s prior possession where it is merely embraced by or contained in more general information that was in the receiving Party’s prior possession);;

(c)       was lawfully obtained by the receiving Party from a third party who had the right to make such disclosures; or

(d)       was developed by or for the receiving Party independently of that disclosure.

(e)       is required to be disclosed (i) under the United States securities laws or the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission, or any similar state, district, territory or local laws, rules or regulations or similar laws, rules or regulations in foreign jurisdictions, (ii) under the Freedom of Information Act, or any other Federal statute, or (iii) by or to the FDA, DEA or any other governmental agency, bureau or instrumentality or foreign equivalent, as part of an NDA, IND, or ANDA filing or otherwise.

“DEA” means the Drug Enforcement Administration of the United States Department of Justice or any successor organization.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“DMF” means the Drug Master File with respect to an API, as filed with the FDA by Noramco or any of its Affiliates.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Exchange Rate Change” has the meaning set forth in Section 6.2.2.

“FDA” means the United States Food and Drug Administration or any successor organization.

“First-Generation Product” means a Product using a current form of an available branded or generic gel capsule and containing a first-generation formulation of the API, or a variation thereof, for the treatment of sleep related breathing disorders.

“Forecast” has the meaning set forth in Section 5.1.1.

“IND” means an Investigational New Drug Application filed or prepared to be filed with the FDA.

“Initial Price Period” has the meaning set forth in Section 6.1.1.

“Invention” means any innovation, improvement, development, discovery, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium and whether or not patentable or copyrightable, that is generated, conceived, or reduced to practice by either Party (or any of its Affiliates or its or their respective employees, independent contractors, subcontractors or agents), or jointly by the Parties, in connection with this Agreement; and all intellectual property rights therein.

“Losses” has the meaning set forth in Section 12.1.

“Manufacturing Interruptions” has the meaning set forth in Section 10.1.

“Manufacturing Quota” means the amount of quota allotted to Noramco by the DEA pursuant to applicable DEA regulations so that Noramco may manufacture API.

“Manufacturing Quota Restrictions” has the meaning set forth in Section 10.2.

“NDA” means a New Drug Application filed or prepared to be filed with the FDA.

“Nonconforming API” has the meaning set forth in Section 8.1.

“Noramco” has the meaning set forth in the introductory paragraph.

“Noramco Indemnitee” has the meaning set forth in Section 12.1.

“Party” and “Parties” have the meaning set forth in the introductory paragraph.

“Price” has the meaning set forth in Section 6.1.1.

“Procurement Quota” means the amount of quota allotted to Buyer by the DEA pursuant to applicable DEA regulations so that Buyer may receive shipments of API from Noramco.

“Procurement Quota Restrictions” has the meaning set forth in Section 10.3.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Product(s)” means any drug product, in any dosage form or strength, manufactured by or for Buyer that contains API(s), including without limitation the First-Generation Product and the Second-Generation Product.

“Proprietary IP” has the meaning set forth in Section 14.1.

“Purchase Order” means a written order from Buyer given in accordance with this Agreement requesting API(s) to be manufactured by Noramco and supplied to Buyer hereunder.

“Recall” has the meaning set forth in Section 9.3.

“Regulatory Authority” means any and all governmental bodies and organizations regulating the manufacture, importation, distribution, use and/or sale of any Product.

“Representatives” has the meaning set forth in Section 13.1.

“Second-Generation Product” means a Product containing an optimized formulation of the API for the treatment of sleep related breathing disorders.

“Specification(s)” means Noramco’s API specification(s) contained in Appendix B, subject to Section 4.3.2.

“Term” has the meaning set forth in Section 15.1.

“Year” means, (i) with respect to the first year of the Term, the period from the Effective Date up to and including December 31 of the same calendar year, (ii) with respect to the last year of the Term, the period from January 1 of such last calendar year up to and including the date of termination or expiration of this Agreement, and (iii) for all periods of the Term in between, a calendar year.

2.       PRE-COMMERCIALIZATION AND DEVELOPMENT

2.1       Provision of API Free of Charge. Noramco shall provide, at no cost to Buyer, 100% of all API required in the development process of (i) a First-Generation Product and (ii) a Second-Generation Product. The amount of API provided will be sufficient for all research and development purposes, including without limitation, sufficient API to be included in the three validation batches and to create sufficient Product for initial wholesale and retail channels, subject to the limitations in this subsection. Notwithstanding the foregoing, the API to be supplied by Noramco free of charge shall include (i) up to [***] of API for the development of the First-Generation Product, (ii) up to [***] of API in connection with the development of the Second-Generation Product, (iii) up to [***] of API in connection with the commercial launch of the First-Generation Product, and (iv) at least [***] of API, in connection with the commercial launch of the Second-Generation Product. The amounts to be provided free of charge shall be provided by Noramco or its designee, which may include an encapsulation service provider, in such quantities as requested by Buyer, subject to the limitations set forth in this Section 2.1, and shall be provided within 30 days of Buyers request for such API in writing.

2.2       FDA Documentation and Support. In support of any such IND or NDA filings or other FDA requests, Noramco, at its sole cost and expense, has filed or will file and shall maintain during the Term valid DMF(s), in accordance with all applicable laws, rules and regulations of the FDA or any other Regulatory Authority expressly identified in the Specifications. Noramco shall provide Buyer with an access or right of reference letter entitling Buyer to make continuing reference to the Noramco DMF(s) during the Term in connection with any regulatory filings made with the FDA by Buyer with respect to Product(s).

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.3       Development Committee. In order to further coordinate the development efforts of the Parties, the Parties shall, within 30 days of the execution of this agreement, establish a Development Committee (“the DC”), with at least 1 member and up to 3 members appointed by each Party, which shall meet monthly or as needed during the Term, at least until the Commercialization of the Second-Generation Product. The DC will assist the Parties in coordinating the efforts of each party in developing the First-Generation Product and the Second-Generation Product, including setting timelines, goals and establishing procedures for communication between the Parties.

2.4       Encapsulation Services. Noramco shall, within 30 days of the date of this Agreement, suggest by name for Buyer, free of charge, third parties that provide encapsulation services, packaging and labeling of clinical trial gel capsule services and a vendor that offers developmental and optimization services. Noramco will use “best efforts” to provide third party encapsulation service provider with any regulatory, technical or similar support as it relates to the API DMF on behalf of Buyer in order to facilitate product launch of the First-Generation Product and, if appropriate, the Second-Generation Product and will otherwise collaborate with such vendor to facilitate such product launches.

2.5       Other Services. Noramco shall, free of charge, assist the Buyer in identifying third party service providers that can provide packaging and labeling of the Buyer’s Products. For avoidance of doubt, Noramco’s efforts in this regard would be free of charge, but Buyer would pay the cost of the third party service provider.

Noramco shall, free of charge, assist the Buyer in identifying third party service providers that can assist in the development of a Second-Generation Product. For avoidance of doubt, Noramco’s efforts in this regard would be free of charge, but Buyer would pay the cost of the third party service provider.

2.6       Regulatory Consulting. Noramco shall, free of charge, collaborate with any regulatory consulting firm or firms engaged by the Buyer to assist in developing a strategy for the use of the API in obtaining regulatory approval to market the First-Generation Product and/or the Second-Generation Product. In addition, Noramco shall, free of charge, make available its own regulatory consultants, including those specializing in scheduled drugs, beginning within 10 days of the date of this Agreement. Noramco’s regulatory consultants shall assist in preparing for and shall participate in all meetings, as appropriate and as relates to the API, with the FDA or Drug Enforcement Administration free of charge. For avoidance of doubt, Noramco’s efforts in this regard would be free of charge, but Buyer would pay the cost of consultants engaged by the Buyer.

2.7       Collaboration Generally. Notwithstanding the more specific requirements set forth above in this Section 2, Noramco shall, free of charge, collaborate with other suppliers, vendors, partners or subsidiaries or affiliates of Buyer in connection with the use of the API for the development of the First-Generation Product and Second-Generation Product, as required to facilitate a successful regulatory filing, review, approval and commercialization of such products.

2.8       Buyer and Noramco agree to establish a definitive quality agreement (“Quality Agreement”) prior to the first delivery of API.

3.       SUPPLY AND PROFIT SHARE POST-COMMERCIALIZATION

3.1       Supplier Qualification. Buyer shall use commercially reasonable efforts to qualify Noramco’s API as soon as practicable for use in sufficient SKUs of its Product(s) to meet the requirements of Section 3.2. New or next generation API or a new manufacturing site: Within six (6) months of Noramco validating a new manufacturing process or manufacturing site (“New API”), Buyer shall file for such New API to be qualified for use in all of its Products containing such previous generation API whether pursuant to a NDA, an ANDA, or an SNDA. Buyer shall provide Noramco with written notification of filings made in accordance with the terms of this Section.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.2       Purchase and Sale.

3.2.1       Volume. Beginning in the calendar year after the Commercialization of the First-Generation Product and subject to the terms and conditions of this Agreement, Noramco, or any of its Affiliates, shall supply to Buyer and Buyer shall purchase from Noramco the quantities described in Section 5 of this Agreement.

3.3       Product Discontinuation. Buyer shall use commercially reasonable efforts to provide at least twelve (12) months’ advance notice to Noramco if it intends to no longer order one or more API(s) due to its election to discontinue or otherwise withdraw from the market any Product.

3.4       Profit Share. Buyer shall pay to Noramco, in accordance with Section 3.4.1, an amount equal to [***] percent ([***]%) of the Buyer’s positive earnings before interest, tax, depreciation and amortization (“EBITDA”) from Products until the earlier of five (5) years after the Effective Date of this Agreement or a cumulative aggregate amount of $[***] has been received by Noramco (“Profit Share”). For the avoidance of doubt, the Years in which EBITDA is negative shall not be considered.

3.4.1       Reporting and Payment. Not later than forty-five (45) days after the end of each calendar quarter other than at Buyer’s fiscal year end where the timeframe shall be ninety (90) days, Buyer shall:

(a)       deliver to Noramco a written report that specifies the Profit Share with respect to such calendar quarter; and

(b)       pay to Noramco the amount owed to Noramco with respect to such calendar quarter in accordance with Section 3.4(a).

(c)       with respect to the year-end calculation, it shall include both payment for the fourth quarter and a review of each of the prior three quarters, with any correction to be incorporated into the year-end calculation, report and payment.

3.4.2       Maintenance of Records; Audit. Upon 30 days’ prior written notice and not more than once per calendar year, Noramco may at its cost send to Buyer an internationally-recognized accounting firm, reasonably acceptable to Buyer, to audit Buyer’s calculation of Profit Share. If such accounting firm identifies a discrepancy in any report made during the period audited leading to an underpayment in payments required to be made to Noramco under this Agreement, Buyer shall pay Noramco the amount of the discrepancy within thirty (30) days of the date such accounting firm’s written report was delivered to Noramco and Buyer. If such accounting firm identifies a discrepancy in any report made during the period audited leading to an overpayment in payments required to be made to Noramco under this Agreement, Noramco shall pay Buyer the amount of the discrepancy within thirty (30) days of the date such accounting firm’s written report was delivered to Noramco and Buyer. The fees charged by such accounting firm shall be paid by Noramco, provided, however, that if such audit requires a payment by Buyer to Noramco, then the fees of such accounting firm shall be paid by Buyer.

4.       PERMITS AND COAs

4.1       Permits. Noramco, at its sole cost and expense, will be responsible for obtaining all licenses, permits and other governmental approvals necessary for the manufacture of the API(s); provided, that Manufacturing Quota is addressed in Section 8. Buyer, at its sole cost and expense, will be responsible for obtaining all licenses, permits and other governmental approvals necessary in connection with possessing, handling, storing and using API(s) following tender of delivery by Noramco and in connection with Product(s); provided, that Procurement Quota is addressed in Section 8.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.2       CoAs. Noramco shall provide a certificate of analysis with each shipment of API. Buyer shall be solely responsible for releasing API(s) in connection with the manufacture of Product(s).

5.       FORECASTS AND PURCHASE ORDERS

5.1       Forecasts.

5.1.1       Rolling Monthly Forecasts. On the first day of the month throughout the Term, beginning eighteen months prior to the date of anticipated Commercialization of the First Generation Product, Buyer shall provide to Noramco an eighteen (18) month rolling forecast (each, a “Forecast”) of its anticipated purchases of each API under this Agreement. The first nine (9) months of each Forecast shall be binding on Buyer and shall constitute a firm commitment to issue a purchase order for the API indicated for such months subject to permissible variations described in Section 5.1.2. The balance of each Forecast shall be a non-binding, good faith estimate of Buyer’s anticipated purchases of each API during such period. Each Forecast will include information regarding quantities suitable for planned regulatory filings, including Manufacturing Quota and Procurement Quota filings. Buyer acknowledges that any failure by Buyer to timely provide Forecasts in accordance with this Section 5.1.1 that are reasonable in light of Buyer’s historic sales data may prevent Noramco and Buyer from obtaining Manufacturing Quota and Procurement Quota, respectively and may prevent Noramco or other inventory related vendors from delivering API and Product, respectively, as actually ordered by Buyer, on a timely basis.

5.1.2       Variations. With respect to Forecasts submitted hereunder, the quantity of API(s) forecast may not deviate, during the first six (6) months after Commercialization of the applicable Product, by more than twenty-five percent (25%), by more than twenty percent (20%), in each forecast period thereafter for the remainder of the Term, (for example, the quantity of an API forecasted for the fourth month of a given Forecast shall not vary by more than the applicable percentage from the quantity of such API forecasted for the fourth month in the immediately prior Forecast; the quantity of an API forecasted for the first month of a given Forecast shall not vary by more than the applicable percentage from the quantity of such API forecasted for the first month in the immediately prior Forecast; etc.). For the avoidance of doubt, and except for any changes in monthly forecast amounts pursuant to the last sentence of Section 5.1.1, in the event any Forecast overlaps with any prior Forecast with respect to the binding period described in Section 5.1.1, Buyer acknowledges that, notwithstanding such overlap, the quantity of API in each binding period is fixed upon the submission of the first applicable Forecast and may not be changed (by any subsequent Forecast or otherwise) without Noramco’s prior written consent.

5.1.3       Inventory Build. Any Buyer API inventory build or targeted API inventory quantities shall be built into the Forecast.

5.1.4       Planning. With respect to each Forecast, Noramco may, within nintey (90) calendar days of receipt thereof, notify Buyer that it will not be able to meet Buyer’s anticipated demand for any API as reflected for any of months seven (7) through eighteen (18). In such event, the Parties shall promptly meet to discuss in good faith to revise such Forecast, which shall be resubmitted by Buyer to Noramco with quantities mutually acceptable to both Parties.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.2       Purchase Orders.

5.2.1       Submission. Buyer shall place Purchase Orders for the API(s) with Noramco from time to time in accordance with this Section 5.2.1. Each Purchase Order shall (i) specify in kilograms the quantity of each API requested (subject to Section 6.1.2); (ii) request only quantities of API consistent with the applicable binding portion of the applicable Forecast delivered in accordance with Section 5.1.1, but subject to any variances in accordance with Section 5.1.2; (iii) specify a delivery date for each API requested consistent with Section 5.2.2; and (iv) include the documentation required by Section 5.2.3. Noramco shall accept all Purchase Orders that comply with the foregoing requirements. Noramco may, in its sole discretion and without liability to Buyer, reject any Purchase Order that does not comply with any one or more of the foregoing requirements. Noramco shall notify Buyer in writing of any such Purchase Order rejection within five (5) business days of receiving such Purchase Order. Purchase Orders shall be binding upon Buyer when submitted to Noramco, and binding on Noramco when accepted (or not timely rejected). Notwithstanding anything to the contrary in this Section 5.2.1, all Purchase Orders remain subject to Section 8.

5.2.2       Delivery Dates. For each API, Appendix A shall indicate the Purchase Order lead time for such API. The delivery date requested by Buyer in any Purchase Order for such API may not be sooner than the number of months indicated in Appendix A from the date on which Buyer submitted the Purchase Order to Noramco.

5.2.3       Documentation. If applicable, Buyer must submit with each Purchase Order a certificate of available Procurement Quota or a completed DEA Form 222 (as set forth below), on an API-by-API basis, evidencing that Buyer will be able to take delivery of the API(s) requested by such Purchase Order. Buyer shall submit a completed DEA Form 222 forty five (45) days in advance of the confirmed delivery date for each order.

6.       PRICE AND PAYMENT

6.1       Pricing.

6.1.1       Base Price. The price of each API to be sold to Buyer under this Agreement (“Price”) is as set forth in Appendix A. Such price is valid for the first Year of the Term (i.e., from the Effective Date until December 31 of the same calendar year) (the “Initial Price Period”).

6.1.2       Repackaging Fee. The Price includes Noramco’s standard commercial packaging and fill amounts. If Buyer requests a quantity of API lower than the standard commercial fill quantity (e.g., a partial drum), Noramco shall have the right to charge the repackaging fee set forth on Appendix A.

6.2       Annual Price Adjustments.

6.2.1       Inflation Adjustment. Effective on January 1 of each Year following the Initial Price Period, the Price shall automatically be adjusted to reflect inflation, [***].

6.2.2       Foreign Currency Adjustment. There shall be no foreign currency adjustment. Noramco shall invoice Buyer in US dollars.

6.2.3       Failure to Purchase binding amounts subject to variances. During the fourth quarter of the first full year of Commercialization, Noramco and Buyer agree to review actual purchases and open orders for the year. If the total actual purchases and open orders for the Year do not meet the binding purchases pursuant to Section 5.1.1, subject to the variances of Section 5.1.2 for the year, then Noramco shall have the right to: (i) adjust the Price on the open orders in the remaining portion of the fourth quarter, taking into consideration the volume of API actually purchased by Buyer during the months of year up to the date of the review (“Adjusted Price for Actual Purchases”); and (ii) issue an invoice to Buyer for the volume of API purchased by Buyer during to date with the Adjusted Price for Actual Purchases (“Price Adjustment Invoice”). To calculate the amount of Price Adjustment Invoice, Noramco shall calculate the theoretical invoice amount of the minimum amount that Buyer would have been required to purchase subject to variances in accordance with Section 5.1.2 and compare that to the invoice amount of actual purchases. The difference shall be divided by two and that shall be the amount of the Price Adjustment Invoice. Noramco may invoice Buyer for, and Buyer shall pay, any such Price Adjustment Invoice.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.2.4       Annual Adjustments Procedure. Noramco will provide written notice to Buyer of all Price adjustments made pursuant to Section 6.2.1 as soon as reasonably practicable following January 1 of each Year following the Initial Price Period; provided, that no delay in providing such notice shall impair Noramco’s right to charge such adjusted Prices. Adjusted Prices shall apply to all deliveries of API(s) made on or after the effective date of the Price adjustment, regardless of when the Purchase Order for such API(s) was submitted.

6.3       Other Price Adjustments.

6.3.1       Due to Technical Changes. Changes to the Specifications or the applicable Quality Agreement requested by either Party will be implemented only following a technical and cost review by the Parties and a written, signed amendment detailing the change, and are subject to the Parties reaching agreement on appropriate revisions to the Price and allocation of any other resulting costs. If the Parties agree to proceed with such amendment and Buyer accepts a proposed Price adjustment, Noramco shall implement the proposed change on the agreed timeframe, and the adjusted Price shall apply only to API(s) that are manufactured under the amended Specifications or Quality Agreement, as applicable. In addition, Buyer shall reimburse Noramco for any inventory of raw materials, packaging or other components rendered obsolete as a result of such amendment.

6.4       Invoicing. Noramco shall invoice Buyer for API(s) purchased hereunder upon tender of delivery in accordance with Section 7.1. Invoices shall be submitted by fax or email as Buyer may specify in writing from time to time, and a copy of the invoice shall also be enclosed in the applicable shipment. Each invoice shall, to the extent applicable, identify Buyer’s Purchase Order number, API batch numbers, names and quantities, Price, Incoterms, and the total amount to be remitted by Buyer.

6.5       Payment Terms. Subject to Section 6.6, Buyer shall pay Noramco all amounts due hereunder within [***] calendar days from the date of invoice; provided, that Buyer is not obligated to pay any invoice for API with respect to which Buyer has delivered a written objection pursuant to Section 6 until such dispute has been resolved. Buyer shall make payments by electronic transfer of United States dollars to the account designated by Noramco in the applicable invoice (or otherwise in writing).

6.6       Payment Issues.

6.6.1       Non-Payment. Noramco shall be entitled to interest on any overdue sum at a rate equal to one and a half percent (1.5%) per month, or the highest rate permissible under applicable law, if lower. In addition, Noramco will not be obligated to accept or honor Buyer’s Purchase Orders or to make any shipments of API(s) hereunder should Buyer’s account with Noramco fall greater than thirty (30) calendar days in arrears. Buyer agrees to pay all costs and expenses, including reasonable attorneys’ fees, incurred by Noramco in the collection of any sum payable by Buyer to Noramco.

9

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.6.2       Recurring Non-Payment. If Buyer’s payment is overdue (i) for two (2) or more consecutive invoices or (ii) more than three (3) times (whether or not consecutive) in any Year, then Noramco shall have the right, in its sole discretion, to change Buyer’s payment terms under Section 6.5 effective immediately upon written notice to Buyer.

6.6.3       Remedies Cumulative. For the avoidance of doubt, Noramco’s rights under this Section 6.6 are cumulative and in addition to any other rights or remedies to which it may be entitled at law or in equity.

6.7       Taxes. In addition to the price for API(s), Buyer shall pay Noramco any and all governmental taxes, charges or duties of every kind (excluding any tax based upon Noramco’s net income) that Noramco may be required to collect or pay upon sale, transfer or shipment of API(s) under this Agreement.

7.       SHIPMENT OF API

7.1       Delivery. Noramco shall make deliveries of API(s) outside the United States to Buyer’s legal designate LDP (Landed Duty Paid Price) Destination. Risk of loss of API(s) shall pass to Buyer in accordance with such Incoterm. Title to API(s) shall transfer to Buyer concurrently with risk of loss. Noramco shall tender of delivery within ten (+/- 10) days of the delivery date set forth in the applicable Purchase Order.

7.2       Packing. Noramco shall pack and label shipping containers in accordance with applicable law and transport guidelines, and the Specifications.

8.       PRODUCT CLAIMS

8.1       Inspection and Rejection. All API may be inspected by Buyer and rejected if the API does not meet the warranty set forth in Section 11.1(iii) (any such API, “Nonconforming API”). API will be deemed accepted if Noramco does not receive written notice from Buyer to the contrary, setting forth in reasonable detail the claimed nonconformity and providing a sample of the alleged Nonconforming API, within forty-five (45) calendar days after tender of delivery to Buyer of such API. If Buyer provides a written notice of Nonconforming API, Buyer shall have no payment obligation with respect to such Nonconforming API unless and until such API is deemed conforming pursuant to this Section 8.

8.2       Assessment. Upon receipt of a timely-delivered rejection notice and sample pursuant to Section 8.1, Noramco will have thirty (30) calendar days to inspect the alleged Nonconforming API and make a reasonable assessment of the alleged nonconformance. If Noramco agrees, or there is a determination under Section 8.3, that any API is Nonconforming API, then Noramco, at its sole cost (including shipping), and as Buyer’s sole remedy, shall promptly replace the Nonconforming API. Buyer shall, at Noramco’s election and expense, either return the Nonconforming API to Noramco or destroy the Nonconforming API and have an authorized officer of Buyer certify such destruction in writing.

8.3       Dispute Resolution. Any dispute between the Parties concerning whether rejected API is in fact Nonconforming API that the Parties are unable to resolve within a sixty (60) day period from Buyer’s rejection notice will be investigated in accordance with the Quality Agreement. If the Parties still cannot agree after such investigation whether rejected API is in fact Nonconforming API, the Parties will arrange to have samples submitted to a qualified independent laboratory mutually agreed to by Noramco and Buyer for testing; or, in the event of a dispute related to cGMP, then to a mutually agreed upon third party expert for resolution. Such laboratory will use the test methods contained in the applicable Specifications. The determination as to whether all or part of such API is Nonconforming API by such laboratory or expert, as the case may be, will be final and binding on the Parties absent manifest error. The fees and expenses of the laboratory or expert, as the case may be, incurred in making such determination will be paid by Noramco if the API is determined to be Nonconforming API, and by Buyer in all other cases.

10

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.       PRODUCT COMPLAINTS AND RECALLS

9.1       Customer Complaints. During the Term, Noramco shall reasonably cooperate with Buyer in connection with any necessary investigation arising from customer complaints relating to Product in accordance with the Quality Agreement. Without in any manner limiting the foregoing, each of Buyer and Noramco shall comply with FDA requirements for complaint handling. Buyer shall maintain a system for monitoring, investigating, and following up on adverse event reports received by it involving Product(s), and shall provide prompt notice to Noramco of any Product complaints, including, but not limited to, information concerning adverse drug events that are required to be reported to FDA, side effects, injury, toxicity, or sensitivity reaction.

9.2       Regulatory Action. Each Party shall notify the other Party of any regulatory action or other action concerning the safety of any API or Product in accordance with the Quality Agreement, including but not limited to FDA inspection reports, warning letters or import alerts.

9.3       Product Recall. In the event of a Product recall, field alert, withdrawal or field correction (“Recall”) that does not result from Nonconforming API, then, as between Noramco and Buyer, Buyer shall (i) be responsible for the expenses of the recall and (ii) reimburse Noramco for any costs reasonably expended by Noramco to assist Buyer to investigate and/or effect the Recall. Noramco shall, subject to Sections 12.4 and 12.5, bear the direct expenses of a Recall if the Recall would not have resulted but for Noramco’s breach of its warranty set forth in Section 11.1(iii). For the purposes of this Section 9.3, the direct expenses of recall shall mean the expenses of notification and destruction or return of the Recalled Product and the cost of the API(s) used in the Recalled Product.

10.       SUPPLY ISSUES

10.1       Manufacturing Interruptions. Buyer acknowledges that the day-to-day manufacturing operation of the facilities used by Noramco to produce API(s) may be subject to interruptions, fluctuations, slow-downs, suspensions and reductions in the ordinary course of business due to a variety of reasons (“Manufacturing Interruptions”). If Noramco believes that a Manufacturing Interruption is reasonably likely to result in a material reduction of any API available to be delivered to Buyer, Noramco shall notify Buyer and consult with Buyer about such Manufacturing Interruption prior to or as soon as reasonably possible after the commencement of such Manufacturing Interruption. After any Manufacturing Interruption resulting in a material reduction of any API terminates, Noramco shall promptly communicate to Buyer regarding such Manufacturing Interruption, the reason therefor, the actions taken, and any corrective actions possible to prevent a repeat event.

10.2       Manufacturing Quota Restrictions. Buyer acknowledges that the production and supply of API(s) is contingent upon DEA rules, orders, or directives related to manufacturing quotas for API(s), which may limit or restrict the manufacture or supply of API(s) by Noramco to Noramco’s customers (“Manufacturing Quota Restrictions”). If Noramco believes that a Manufacturing Quota Restriction is reasonably likely to result in a material reduction or suspension of the delivery of an API to Buyer, Noramco shall promptly consult with Buyer to coordinate with respect to their respective obligations, in accordance with Sections 10.4 and 10.5.

10.3       Procurement Quota Restrictions. It is the sole responsibility of Buyer, and Buyer shall use commercially reasonable efforts, to obtain Procurement Quota for API(s). Noramco acknowledges that Buyer’s receipt of API manufactured by Noramco is contingent upon DEA rules, orders, or directives related to procurement quotas for API(s) that may limit or restrict Noramco’s customers from receiving API(s) manufactured by Noramco (“Procurement Quota Restrictions”). If Buyer believes that a Procurement Quota Restriction is reasonably likely to result in Buyer’s inability to take delivery of any API from Noramco on the delivery date set forth in the applicable Purchase Order, Buyer shall promptly consult with Noramco to coordinate with respect to their respective obligations, in accordance with Section 10.4.

11

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.4       Failure to Obtain Quota. Each Party shall use commercially reasonable efforts to prepare and plan for the supply and purchase of API(s) against Purchase Orders given in accordance with this Agreement, in anticipation of each Party receiving applicable quota from the DEA. However, in the event that a Party has not obtained the necessary Manufacturing Quota or Procurement Quota, as the case may be, to allow it to perform its obligations under this Agreement, such Party shall promptly inform the other Party in writing. In the event that there is not sufficient Manufacturing Quota or Procurement Quota with respect to an outstanding Purchase Order for an API, such Purchase Order shall nonetheless remain valid and binding upon the Parties; provided, that the Parties shall adjust the delivery date set forth in such Purchase Order for a period not to exceed two (2) months, so as to permit receipt of the necessary Manufacturing Quota or Procurement Quota, as the case may be. In the event that Manufacturing Quota is not received within two (2) months of the originally scheduled API delivery date, then such Purchase Order may be, but is not required to be, cancelled by Buyer by written notice to Noramco. Cancellation of such Purchase Order shall be Buyer’s sole and exclusive remedy due to a Manufacturing Quota Restriction. In the event that Buyer has not obtained Procurement Quota within one (1) month of the originally scheduled API delivery date, then such Purchase Order may be, but is not required to be, cancelled by Noramco by written notice to Buyer. Cancellation of such Purchase Order shall be Noramco’s sole and exclusive remedy due to a Procurement Quota Restriction; provided, however that Buyer shall not be relieved of its binding purchase requirement, subject to variance under Section 5.. Alternatively, Noramco may elect, in lieu cancellation, to store such API subject to such Procurement Quota Restriction for a period not to exceed three (3) months after the originally scheduled API delivery date at Buyer’s reasonable expense. If Buyer still has not obtained Procurement Quota by the end of such three (3) month period, Noramco may, in its sole discretion, dispose of such API at Buyer’s reasonable expense and invoice Buyer for full payment for such API under the applicable Purchase Order.

10.5       Allocation and Cooperation. Buyer recognizes that, due to Manufacturing Interruptions or Manufacturing Quota Restrictions, Noramco may produce less API in any given time period than anticipated, and that Noramco may, at its discretion, allocate its available supply of API among its customers, itself, and its Affiliates on such basis as Noramco deems fair and reasonable. Notwithstanding the above, Noramco shall (i) use commercially reasonable efforts to minimize interruptions in the supply of API to Buyer and (ii) use commercially reasonable efforts to coordinate with Buyer to mitigate against the consequences of any shortages related to Manufacturing Interruptions or Manufacturing Quota Restrictions.

10.6       No Liability for Interruptions and Restrictions. Noramco shall not be liable to Buyer for any damage, inconvenience, penalty or other consequence that may arise from any Manufacturing Interruptions, Manufacturing Quota Restrictions or Procurement Quota Restrictions.

11.       WARRANTIES; DISCLAIMER

11.1       Noramco Warranties. Noramco hereby represents, warrants and covenants to Buyer that (i) it has the corporate authority to enter into this Agreement and to perform its obligations hereunder; (ii) it is not subject to any legal, contractual or regulatory restriction, limitation or conditions that could reasonably be expected to affect adversely its ability to perform hereunder, subject to Article 8; and (iii) all API sold to Buyer under this Agreement shall, as of tender of delivery in accordance with Section 7.1 from the Noramco facility designated on Appendix A, have been manufactured in accordance with cGMP and conform to the Specifications.

12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.2       Buyer Warranties. Buyer hereby represents, warrants and covenants to Noramco that (i) it has the corporate authority to enter into this Agreement and to perform its obligations hereunder; (ii) it is not subject to any legal, contractual or regulatory restriction, limitation or conditions that could reasonably be expected to affect adversely its ability to perform hereunder, subject to Section 8; and (iii) all API supplied to Buyer by Noramco hereunder shall be held, used and disposed of by Buyer in accordance with all applicable laws, rules and regulations, and Buyer will otherwise comply with all laws, rules and regulations applicable to Buyer’s performance under this Agreement and its manufacture, distribution and/or sale of Product(s).

11.3       Disclaimer of Warranties. THE PARTIES AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 9, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, AND THE LIMITED REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 9 ARE THE SOLE REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE API(s) AND THE PRODUCT(s) AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES PROVIDED BY APPLICABLE LAW, INCLUDING BUT NOT LIMITED TO THE UCC AND THE UN CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

12.       INDEMNIFICATION; LIMITATIONS OF LIABILITY; INSURANCE

12.1       Indemnification by Buyer. Buyer shall indemnify, defend and hold Noramco and each of its Affiliates and its and their respective officers, directors, employees and agents (each, a “Noramco Indemnitee”) harmless from and against any liability, loss, costs, damage and/or expense, including without limitation, reasonable attorneys’, experts’ and consultants’ fees and disbursements (“Losses”) in connection with any and all suits, investigations (governmental or otherwise), claims, proceedings or demands (each, an “Action”) initiated or filed against a Noramco Indemnitee by a third party to the extent resulting from or arising out of (i) any breach of any representation, warranty or covenant hereunder by any Buyer Indemnitee (ii) a Buyer Indemnitee’s negligence or willful misconduct or (iii) the manufacture, use or sale of Product by or for Buyer, including in connection with intellectual property or product liability; in each case except to the extent of Noramco’s indemnity obligations pursuant to Section 12.2. In addition, Buyer shall indemnify, defend and hold the Noramco Indemnitees harmless from and against any Losses to the extent resulting from or arising out of any filings with any regulatory authority (including the FDA) by or for Buyer or any of its Affiliates or licensees, including filings under 21 U.S.C. 355 and/or Section 505 of the U.S. Food and Drug Act, as now or hereafter in effect, or under similar law (including non United States law), and related claims or proceedings (including Losses associated with Noramco’s obligation to respond to third party subpoenas).

12.2       Indemnification by Noramco. Noramco shall indemnify, defend and hold Buyer and each of its Affiliates and its and their respective officers, directors, employees and agents (each, a “Buyer Indemnitee”) harmless from and against any Losses in connection with any Action by a third party to the extent resulting from or arising out of (i) any breach of any representation, warranty or covenant hereunder [(including in the Quality Agreement attached as Appendix C hereto)] by any Noramco Indemnitee or (ii) a Noramco Indemnitee’s negligence or willful misconduct; in each case except to the extent of Buyer’s indemnity obligations pursuant to Section 12.1.

13

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.3       Indemnification Procedure. Upon the occurrence of an event that entitles a Noramco Indemnitee or a Buyer Indemnitee to indemnification under Section 12.1 or 12.2, respectively, the indemnified Party shall give prompt written notice to the indemnifying Party providing reasonable details of the nature of the event and basis of the indemnity claim and further expressly stating therein that it is seeking indemnity pursuant to this Agreement. For the avoidance of doubt, and without prejudice to the indemnified Party’s obligation to give prompt written notice, an indemnifying Party’s knowledge of events or circumstances pursuant to which an indemnified Party might seek indemnification, including but not limited to correspondence between the Parties regarding a matter for which indemnity is not expressly sought, shall not constitute the notice required by this provision, and any attorneys, experts or consultant fees or expenses incurred by an indemnified Party prior to proper notice shall be the sole responsibility of such Party; provided, that any failure to give such timely notice shall not bar any indemnification claim unless and to the extent the indemnifying Party shall be or has been materially prejudiced by failure to receive such timely notice. The indemnifying Party will have the right, at its expense and with counsel of its choice, to defend, contest, or otherwise protect against any Action subject to indemnity. The indemnified Party will also have the right, but not the obligation, to participate, at its own expense, in the defense thereof with counsel of its choice. The indemnified Party shall cooperate to the extent reasonably necessary to assist the indemnifying Party in defending, contesting or otherwise protesting against any Action subject to indemnity so long as the reasonable cost in doing so is paid for by the indemnifying Party. If the indemnifying Party fails, within thirty (30) calendar days after receipt of a notice described in the first sentence of this Section 12.3 (i) to notify the indemnified Party of its intent to defend or (ii) to defend, contest or otherwise protect against any Action subject to indemnity or fails to diligently continue to provide the defense after undertaking to do so, the indemnified Party will have the right, upon ten (10) calendar days’ prior written notice to the indemnifying Party, to defend, settle and satisfy any Action subject to indemnity and recover the costs of the same from the indemnifying Party. No Action subject to indemnity may be settled other than by the Party defending the same, and then only with the consent of the other Party, which shall not be unreasonably withheld; provided, however, that the indemnifying Party shall have no obligation to obtain the consent to any settlement that does not impose on the indemnified Party (including any Buyer Indemnitee or Noramco Indemnitee, as the case may be) any liability or obligation, whether financial or otherwise, and does not admit to any wrongdoing by the indemnified Party (including any Buyer Indemnitee or Noramco Indemnitee, as the case may be).

12.4       No Consequential Damages. Neither Party shall be liable to the other Party for special, indirect, incidental, punitive or consequential damages, or lost profits, revenues, anticipated savings, opportunity, business, goodwill or data, even if designated direct damages, whether in contract, warranty, negligence, tort, strict liability or otherwise, even if such Party has been advised of the possibility thereof.

12.5       Limitation on Liability. Noramco’s maximum liability under this Agreement for any reason whatsoever, including its indemnity obligations, shall not exceed the total Price paid to Noramco for the API giving rise to the claim; provided, that the foregoing shall not limit Noramco’s liability for damages arising from its gross negligence or willful misconduct.

12.6       Insurance. Each Party shall, at its own expense, obtain and maintain during the Term and for three (3) years thereafter, insurance on a claims-made basis, in amounts and types that would reasonably be expected to cover any liabilities arising from such Party’s indemnification obligations under this Agreement. Such insurance shall be maintained with companies having an A.M. Best’s rating of A- VII or better. Each Party shall provide the other Party, upon request, with certificates of insurance evidencing the insurance hereunder. Each Party shall name the other Party and its officers, directors, employees and agents as additional insureds on all applicable policies of insurance hereunder.

13.       CONFIDENTIALITY

13.1       Obligations of Non-Disclosure. Each Party agrees that (i) it will not disclose any Confidential Information to any third party at any time during the Term without the prior written consent of the disclosing Party and (ii) it will not make use of any Confidential Information for any purpose other than the performance of its obligations under this Agreement. Notwithstanding the foregoing, a Party may disclose Confidential Information to its Affiliates, and to its and their respective officers, directors, employees, independent contractors, professional consultants (including attorneys and accountants), and agents (“Representatives”), in each case who have a specific need to know such Confidential Information, who are bound by obligations of confidentiality and non-use at least as stringent as those set forth in this Agreement, and who have been made aware of the receiving Party’s obligations under this Agreement. The receiving Party shall be liable to the disclosing Party for any breach of this Section 11 caused by the receiving Party’s Representatives.

14

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.2       Compelled Disclosure. Notwithstanding Section 13.1, either Party may disclose Confidential Information as required by law, regulation or court order or by the listing standards, rules or agreements of any public exchange on which any securities of the receiving Party are listed so long as the receiving Party (i) uses commercially reasonable efforts to give the disclosing Party as much prior notice of such required disclosure as circumstances permit, (ii) allows the disclosing Party to contest such disclosure or to seek a protective order or similar remedy, and reasonably cooperates with the disclosing Party in such efforts, and (iii) limits the disclosure to only the information required to be disclosed. The receiving Party may disclose Confidential Information without notice to any regulatory authority in connection with any routine examination, investigation, regulatory sweep or other regulatory inquiry not specifically targeted to the disclosing Party.

13.3       Ownership. As between the Parties, Confidential Information is and shall remain the property of the disclosing Party, and the disclosing Party shall retain all right, title and interest in and to its Confidential Information. Neither this Agreement nor the disclosure of Confidential Information hereunder grants or implies to the receiving Party any right or license to use or practice any intellectual property of the disclosing Party.

13.4       Return. Upon the expiration or termination of this Agreement, or upon the disclosing Party’s earlier written request, the receiving Party shall immediately cease using all Confidential Information and shall return all Confidential Information to the disclosing Party within thirty (30) calendar days (or, with the disclosing Party’s permission, destroy it and certify as to such destruction), along with all copies and reproductions. Notwithstanding the foregoing, (i) the receiving Party may retain a single copy of Confidential Information in the files of its confidential archives or its legal counsel for the purposes of monitoring compliance with the confidentiality provisions of this Agreement and for the purposes of proving what was disclosed, (ii) the receiving Party is not required to return or destroy any Confidential Information if doing so would violate any law, regulation or court order, (c) the receiving Party shall not be required to expunge any minutes or written consents of its board of directors (or equivalent governance body), and (iv) to the extent that the receiving Party’s computer back-up or archiving procedures create copies of Confidential Information, the receiving Party may retain such copies for the period it normally archives backed-up computer records, so long as such copies are not readily accessible and are not used or consulted for any purpose other than disaster recovery. Any Confidential Information retained pursuant to the foregoing sentence shall remain subject to this Agreement until destroyed or no longer deemed Confidential Information based on the exclusions to the definition of Confidential Information.

13.5       Duration. The confidentiality and non-use obligations of this Section 11 shall remain in effect throughout the Term and for a period of five (5) years thereafter; provided, that Confidential Information that is otherwise protected by law or regulation (e.g., trade secret and data privacy) shall remain protected as, and for as long as, such law or regulation requires.

14.       INtellectual Property

14.1       Proprietary IP. For purposes of this Agreement: (i) all intellectual property owned by a Party or any of its Affiliates as of the Effective Date shall be deemed owned by such Party; (ii) all intellectual property licensed to a Party or any of its Affiliates by a third party at any time during the Term shall be deemed owned by such Party; and (iii) all intellectual property generated, conceived or reduced to practice by or for a Party or any of its Affiliates outside the scope of activities under this Agreement shall be deemed owned by such Party (the foregoing collectively, a Party’s “Proprietary IP”).

15

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

14.2       Inventions. All Inventions, to the extent (i) specific to the development, manufacture, use or sale of any Product(s) or (ii) dependent on Buyer’s Proprietary IP, shall be the exclusive property of Buyer. All other Inventions shall be the joint property of Buyer and Noramco. The Parties shall cooperate to achieve the allocation of rights to Inventions anticipated herein. Each Party shall be solely responsible for the costs of filing, prosecution and maintenance of patents and patent applications on, and otherwise protecting, its Inventions.

14.3       Licenses. Buyer hereby grants to Noramco a non-exclusive, paid-up, royalty-free, non-transferable, sublicensable (solely to Noramco’s subcontractors), license during the Term to use any intellectual property (including Buyer’s Inventions pursuant to Section 14.2) necessary for the performance of Noramco’s obligations under this Agreement, including any Buyer-provided Specifications.

14.4       Infringement. If Noramco’s process of manufacture of an API becomes or is likely to become the subject of an infringement claim or action, Noramco shall notify Buyer of such infringement claim or action (or potential claim or action) within 10 days. If Noramco’s process of manufacture of an API becomes or is likely to become the subject of an infringement claim or action, Noramco may, in its sole discretion, (i) procure, at a cost to be reasonably allocated between the Parties, the right to use the applicable intellectual property in the process for manufacture of such API, (ii) change the process of manufacture with the intent of overcoming such allegation of infringement or (iii) if, in Noramco’s sole discretion, neither (i) nor (ii) above are commercially reasonable, terminate this Agreement. If Noramco’s process of manufacture of an API becomes the subject of an infringement claim or action and Buyer determines, in its sole discretion, that its supply of API may be threatened, Buyer may (i) terminate this agreement, or (ii) notwithstanding the exclusive nature of this Agreement, enter into a contract with an alternative provider of API. The foregoing, together with any right to indemnity pursuant to Section 12.2 shall be Buyer’s sole remedy in respect of any breach of the warranty set forth in Section 11.1(iii).

15.       TERM AND TERMINATION

15.1       Term. The initial term of this Agreement shall commence as of the Effective Date and shall expire five (5) years after commercialization of first and second generation Products unless sooner terminated as expressly provided for in this Agreement. Thereafter, the term of this Agreement shall automatically renew for successive periods of two (2) calendar year each, unless written notice of termination is given by a Party to the other at least six (6) months before the expiration of the initial term or the completion of the then-current renewal term, as the case may be, or unless sooner terminated as expressly provided for in this Agreement. The initial term and any renewal term are referred to as the “Term”.

15.2       Termination for Breach. This Agreement may be terminated by either Party if the other Party (the “Breaching Party”) is in material breach of any of its obligations hereunder (including, without limitation, any payment obligations) as follows: (i) the terminating Party must send written notice of the material breach to the Breaching Party, (ii) if the breach is of a payment obligation, the termination becomes effective ninety (90) calendar days after the date of such written notice if the Breaching Party has not cured such breach within such period, and (iii) for all other breaches, the termination becomes effective ninety (90) calendar days after the date of such written notice if the Breaching Party has not cured such breach within such period; provided, that if the material breach is not capable of being cured within that ninety (90) day period, and the Breaching Party has commenced within that ninety (90) day period activities reasonably expected to cure that material breach and thereafter uses diligent efforts to complete the cure as soon as practicable, the Breaching Party shall have up to an additional ninety (90)) days to cure such breach (for an aggregate cure period equal to one hundred eighty (180) calendar days from the date written notice of the material breach was first given).

16

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.3       Termination for Bankruptcy. Either Party may terminate this Agreement without prior notice to the other upon the occurrence of any of the following involving the other Party:

(a)       that other Party files a petition seeking an order for relief under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law (including non United States law), or files a petition in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law (including non United States law); or

(b)       an involuntary case against that Party as debtor is commenced by a petition under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law (including non United States law), or a petition or answer proposing the adjudication of that Party as a bankrupt or its reorganization pursuant to any state bankruptcy law or any similar state law (including non United States law) is filed in any court and not dismissed, discharged or denied within sixty (60) calendar days after the filing thereof; or

(c)       a custodian, receiver, United States Trustee, trustee or liquidator of that Party or of all or substantially all of that other Party's property is appointed in any proceedings brought by that Party; or if any custodian, receiver, United States Trustee, trustee or liquidator is appointed in any proceedings brought against that Party and is not be discharged within sixty (60) calendar days after that appointment, or if that Party consents to or acquiesce in that appointment; or

(d)       if that other Party makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due.

15.4       Other Termination Rights. Either Party may terminate this Agreement upon written notice as provided in Section 18.2; and Noramco may terminate this Agreement upon written notice to Buyer as provided in Section 14.4.

15.5       Obligations on Termination. Any expiration or termination of this Agreement does not release the Parties from any liabilities or obligations that accrued as of the date thereof. In addition, the obligations undertaken by each Party under Sections 3.2.1, 6.1, 6.4 through 6.7, 11.3, and 15.5, as well as Sections 8, 9, 12, 13, 14, and 16 through 27 (excluding 24.2), shall survive termination or expiration of this Agreement indefinitely or for such shorter period as is provided in such Sections.

16.       INDEPENDENT CONTRACTORS

The status of the Parties under this Agreement is that of independent contractors. Nothing is this Agreement may be construed as establishing a partnership or joint venture relationship between the Parties. Neither Party has the right to enter into any agreements on behalf of the other Party, nor may it represent to any person that it has that right or authority.

17.       NOTICES

All notices, requests, demands and other communications under this Agreement shall be in writing, shall be deemed to have been duly given if addressed and sent to the contact information below, and shall be deemed to have been made: (i) on the date of service if served personally on the Party; (ii) on the second business day after delivery to an overnight courier service if first available delivery is indicated and paid for; (iii) on the third business day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid; or (iv) on the date of transmission, if sent by email with confirmation of transmission. Either Party may change its contact information for purposes of this Section 15 by giving the other Party written notice of the new contact information in the manner set forth above.

17

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If to Buyer:	RespireRx Pharmaceuticals Inc.
126 Valley Road, Suite C
Glen Rock, NJ 07452
Facsimile No.: 415-887-7814
Email: jmargolis@respirerx.com with copies to alippa@respirerx.com and
rpurcell@respirerx.com and james.fischer@dbr.com

If to Noramco:	Noramco, Inc.
500 Swedes Landing Road
Wilmington, Delaware 19801
Attention: Vice President Marketing & Business Development
Facsimile No.: 302-761-2913

18.       FORCE MAJEURE

18.1       Force Majeure Events. Neither Party will be liable for non-performance or delay in the fulfillment of its obligations when that non-performance or delay is occasioned by any cause beyond the reasonable control of such Party, including without limitation, acts of God, fire, flood, earthquakes, explosions, sabotage, strikes, or labor disturbances (regardless of the reasonableness of the demands of the labor force), civil commotion, riots, military invasions, wars, failure of utilities, failure of carriers, inability to obtain any required raw material, energy source, equipment, labor or transportation, at prices and on terms Noramco deems practicable from its usual sources of supply or any acts, restraints, requisitions, regulations, or directives issued by a competent government authority, including changes in law or regulation (“Force Majeure Events"); provided, that a Force Majeure Event shall never excuse a Party from paying any sum of money owed under the terms of this Agreement.

18.2       Discharge of Obligations. In the event that either Party is prevented from discharging its obligations under this Agreement on account of a Force Majeure Event, that Party shall promptly notify the other, and shall nevertheless make every reasonable endeavor, in the utmost good faith, to discharge its obligations, even if in a partial or compromised manner. In the event that a Force Majeure Event continues for a period of one hundred eighty (180) consecutive calendar days, or for periods which aggregate one hundred eighty (180) days during any three hundred sixty five (365) day cycle, the Party not claiming the Force Majeure Event will be entitled to terminate this Agreement on written notice to the affected Party, but without penalty or liability to the affected Party, subject to Section 15.5.

19.       ENTIRE AGREEMENT; MODIFICATION

This Agreement, including the appendices hereto, which are hereby incorporated by reference, constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all prior agreements, arrangements, dealings and writings between the Parties that relate to the matters covered herein. Any terms and conditions of an invoice, acknowledgement or similar document provided by Noramco for API, or any terms and conditions of purchase orders or similar document provided by Buyer for API which are inconsistent with or in addition to the terms of this Agreement shall be null and void. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Quality Agreement set forth in Appendix C, this Agreement shall prevail. Except as expressly provided herein, this Agreement may not be amended or modified except in writing executed by the duly authorized representatives of both Parties.

18

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

20.       WAIVER

No waiver of a breach or default hereunder will be considered valid unless in writing and signed by the Party giving that waiver, and no waiver will be deemed a waiver of any subsequent breach or default of the same or similar nature.

21.       DISPUTE RESOLUTION

21.1       Mediation. Any controversy or claim arising out of or relating to this Agreement, including any such controversy or claim involving any Affiliate of any Party (a “Dispute”), shall first be submitted to non-binding mediation according to the Commercial Mediation Procedures of the American Arbitration Association (“AAA”) (see www.adr.org). Such mediation shall be attended on behalf of each Party for at least one session by a senior business person with authority to resolve the Dispute. Any period of limitations that would otherwise expire between the initiation of a mediation and its conclusion shall be extended until twenty (20) calendar days after the conclusion of the mediation.

21.2       Arbitration. Any Dispute that cannot be resolved by mediation within forty-five (45) calendar days of notice by one party to the other of the existence of a Dispute (unless the Parties agree to extend that period) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA (“AAA Rules”; see www.adr.org) and the Federal Arbitration Act, 9 U.S.C. §1 et seq.. The arbitration shall be conducted in Delaware, by one arbitrator appointed in accordance with the AAA Rules.

21.3       Limited Discovery. The arbitrator shall follow the ICDR Guidelines for Arbitrators Concerning Exchanges of Information in managing and ruling on requests for discovery. The arbitrator, by accepting appointment, undertakes to exert her or his best efforts to conduct the process so as to issue an award within eight (8) months of her or his appointment; provided, that failure to meet that timetable shall not affect the validity of the award.

21.4       Governing Law. The arbitrator shall decide the Dispute in accordance with the substantive law of Delaware. All documents and proceedings in connection with any Dispute shall be in the English language.

21.5       Awards. The arbitrator may not award any damages inconsistent with Section 10, nor may the arbitrator apply any multiplier to any award of actual damages, except as may be required by statute. The Party that prevails in any Dispute resolution proceeding shall have the right to recover from the other Party its costs and expenses incurred in such Dispute, including reasonable fees for attorneys, expert witnesses and court costs, in addition to any other relief awarded. The award of the arbitrator may be entered in any court of competent jurisdiction.

21.6       Injunctive Relief. Notwithstanding anything to the contrary in this Section 19, in connection with any actual or threatened breach of Section 11, the parties acknowledge and agree that, due to the unique nature of the Confidential Information, a breach of Section 11 may cause irreparable damage to the disclosing Party for which monetary damages would be inadequate. Accordingly, the disclosing Party shall be entitled to seek injunctive relief or other remedies from any court of competent jurisdiction, and the Parties waive the requirement of any bond being posted as security in any application for such relief.

19

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

22.       SEVERABILITY

Should any part or provision of this Agreement be held unenforceable or in conflict with applicable law, the invalid or unenforceable part or provision will, provided that it does not go to the essence of this Agreement, be replaced with a revision that accomplishes, to the extent possible, the original commercial purpose of that part or provision in a valid and enforceable manner, and the balance of this Agreement remains in full force and effect and binding upon the Parties.

23.       SUCCESSORS AND ASSIGNS

This Agreement may not be assigned or otherwise transferred by a Party without the prior written consent of the other Party; provided, that either Party may, without such consent, but with notice to the other Party, assign this Agreement, in whole, (i) in connection with the transfer or sale of all or substantially all of its assets or the line of business for the API or Product to which this Agreement relates, (ii) to a successor entity or acquirer in the event of a merger, consolidation or change of control, or (iii) to any Affiliate. Any purported assignment in violation of the preceding sentence will be void. Any permitted assignee will assume the rights and obligations of its assignor under this Agreement.

24.       THIRD PARTIES

24.1       No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and shall not be construed as conferring any rights on any other persons or entities.

25.       PUBLICITY

Neither Party may make any press release or public statement regarding the subject matter of this Agreement or the existence thereof or use the other Party’s or its Affiliates’ names, trademarks, logos, symbols or other image in any form of advertising, promotion or publicity without the prior written consent of the other Party, except to the extent that the press release or public statement may be required by applicable law.

26.       CONSTRUCTION

The division of this Agreement into sections, subsections and Appendices and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or Appendix refers to the specified Section or Appendix to this Agreement. In this Agreement, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement as a whole (including the Appendices) and not to any particular part, Section, Appendix or the provision hereof. The word “including” (with its grammatical variations) means “including without limitation,” “including but not limited to”, or words of similar import. The language in this Agreement is to be construed in all cases according to its fair meaning. Noramco and Buyer acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction, to the effect that any ambiguities are to be resolved against the drafting party, are not to be employed in the interpretation of this Agreement.

20

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

27.       COUNTERPARTS

This Agreement may be executed in counterparts, each of which will be an original as against either Party whose signature appears thereon, but all of which together constitutes one and the same instrument. This Agreement may be delivered electronically by email of a signed PDF copy.

[Remainder of Page is Intentionally Blank]

21

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized representative to execute this Agreement as of the Effective Date.

RESPIRERX PHARMACEUTICALS, INC.	NORAMCO, INC.

Signature: /s/ Jeff Eliot Margolis	Signature: /s/ William B. Grubb III

Print Name: Jeff Eliot Margolis	Print Name: William B. Grubb III

Title: Senior Vice President, Chief Financial Officer, Treasurer and Secretary	Title: VP Global Business Development and Innovation

Signature page to Development and Supply Agreement

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX A

API(s), Pricing and Firm Purchase Order Lead Time with Forecast Post-Commercialization

API	Minimum Percentage per Year (§1.2.1)	Price per [***] (US$) for Initial Price Period (§4.1.1)	Standard Packaging, Fill & Weight* (§4.1.2)	Minimum Quantity per Year (§1.2.2)	Manufacturing Facility Location(s) (§9.1)	Firm PO Lead Time with Forecast (§3.2.2)	Exchange Rate Adjustment (§4.2.3)
Dronabinol [***]	[***]%	$ [***]	[***]	[***]	[***]	[***]	NO (to be invoiced in US dollars

* Purchase Orders for API not in full standard packaging increments listed shall be subject to a repackaging fee of $[***] per repack.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX B

Specifications

Dronabinol [***] Specifications

Test Parameter	Acceptance Criteria	Test Methods

[***]	[***]	[***]

CONFIDENTIAL